Exhibit 5.1

[Letterhead of Shipman & Goodwin LLP]

[•], 2015

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484

Ladies and Gentlemen:

We are acting as Connecticut counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-[•]) (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 62,242,118 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), resulting from the reclassification by the Company of each share of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and each share of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), into one share of Common Stock, all as described in the Registration Statement (the “Reclassification”). At the Effective Time of the Reclassification, the holder of record of each share of the Class A Common Stock will also be entitled to receive cash in the amount of $28.00 for each share of Class A Common Stock then held. The terms and conditions of the Reclassification are set forth in that certain Reclassification Agreement, dated as of August 23, 2015, by and between the Company and a holder of the Company’s Class A Common Stock (the “Reclassification Agreement”), a copy of which is set forth in Annex B to the Registration Statement. Unless otherwise defined herein, capitalized terms are used herein with the respective meanings set forth in the Reclassification Agreement.

We have reviewed the Registration Statement and have reviewed and are familiar with the corporate proceedings relating to the Reclassification and have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for the opinions set forth herein. As to certain questions of fact material to our opinions, we have relied upon the representations and warranties set forth in the Reclassification Agreement and upon statements and representations of officers and other representatives of the Company, and we have made no independent investigation of such matters.

Hubbell Incorporated

[•], 2015

In our review of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have made the following assumptions in rendering our opinions: (i) the Registration Statement has been declared effective under the Act and such effectiveness has not been terminated or rescinded, (ii) the Reclassification has been approved by the requisite shareholder votes, (iii) the Amended and Restated Certificate of Incorporation of the Company in the form set forth in Annex A to the Registration Statement has been accepted for filing by the Secretary of the State of the State of Connecticut and is effective, (iv) the representations and warranties in the Reclassification Agreement are true and correct on and as of the Effective Time, (v) the parties to the Reclassification Agreement have fully performed and complied with their covenants and other obligations thereunder without any waiver or modification thereof, (vi) the Reclassification has been completed in accordance with the terms and conditions set forth in the Reclassification Agreement, without any waiver or modification thereof, and (vii) the issued and outstanding shares of the Class A Common Stock and the issued and outstanding shares of the Class B Common Stock were validly issued, fully paid and non-assessable immediately prior to the Effective Time.

The opinions expressed herein are limited to the laws of the State of Connecticut. We express no opinions herein as to the laws of any other State or of the United States and express no opinions as to any federal or state securities laws.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth herein, and no opinion implied or otherwise should be inferred as to any other matters, including as to any statutory anti-takeover or business combination provisions, and we have assumed that the Reclassification is not a “business combination” within the meanings of the Connecticut Business Corporation Act.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock described in the Registration Statement, when issued and delivered in connection with the Reclassification, will be validly issued, fully paid and non-assessable.

Hubbell Incorporated

[•], 2015

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Proxy Statement/Prospectus included in the Registration Statement. This consent shall not be construed as an admission that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Shipman & Goodwin LLP

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